UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Walmart Inc.
(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
702 S.W. 8th Street Bentonville, AR	72716
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
1.050% Notes due 2026	New York Stock Exchange
1.500% Notes due 2028	New York Stock Exchange
4.875% Notes due 2029	New York Stock Exchange
5.750% Notes due 2030	New York Stock Exchange
1.800% Notes due 2031	New York Stock Exchange
5.625% Notes due 2034	New York Stock Exchange
5.250% Notes due 2035	New York Stock Exchange
4.875% Notes due 2039	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
Walmart Inc., a Delaware corporation (the “Company”), is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its (i) 1.050% Notes due 2026 (the “2026 Notes”), 1.500% Notes due 2028 (the “2028 Notes”), 5.750% Notes due 2030 (the “2030 Notes”), and 1.800% Notes due 2031 (the “2031 Notes,” and, together with the 2026 Notes, 2028 Notes and 2030 Notes, the “Luxembourg Notes”) from the Luxembourg Stock Exchange to The New York Stock Exchange (the “NYSE”), and (ii) 4.875% Notes due 2029 (the “2029 Notes”), 5.625% Notes due 2034 (the “2034 Notes”), 5.250% Notes due 2035 (the “2035 Notes”) and 4.875% Notes due 2039 (the “2039 Notes,” and, together with the 2029 Notes, 2034 Notes and 2035 Notes, the “Irish Notes” and, together with the Luxembourg Notes, the “Notes”), from The Irish Stock Exchange plc, trading as Euronext Dublin (the “Irish Stock Exchange”), to the NYSE. The Notes will commence trading on the NYSE, and the listing and the trading of the Irish Notes on the Irish Stock Exchange will cease, on or about September 29, 2023. We expect the listing and trading of the Luxembourg Notes on the Luxembourg Stock Exchange will cease on or about October 4, 2023. The Notes will trade on the NYSE under the following trading symbols:

Notes	Trading Symbols
1.050% Notes due 2026	WMT26A
1.500% Notes due 2028	WMT28C
4.875% Notes due 2029	WMT29B
5.750% Notes due 2030	WMT30B
1.800% Notes due 2031	WMT31A
5.625% Notes due 2034	WMT34
5.250% Notes due 2035	WMT35A
4.875% Notes due 2039	WMT39
Item 1. Description of Registrant’s Securities to be Registered.
The outstanding principal amount of the Notes of each series registered hereby may be increased from time to time in the future due to the issuance of additional Notes having substantially the same terms as the Notes of any such series. If any such additional Notes are issued, then a prospectus supplement relating to the additional Notes of such series will be filed with the Securities and Exchange Commission (the “SEC”) and will be incorporated herein by reference. The Notes of each series registered hereby are, and any additional Notes of each such series issued in the future will be, part of a single series of Notes, as described in the documents referenced below.
Additional descriptions of the Notes of each series are incorporated by reference to the materials described below; for such descriptions, any references to the Luxembourg Stock Exchange and Irish Stock Exchange are hereby amended to refer to the NYSE.

1.050% Notes due 2026
The 2026 Notes were issued under the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as trustee, as amended by the First Supplemental Indenture, dated as of December 1, 2006, as further amended by the Second Supplemental Indenture, dated as of December 19, 2014, and as further amended by the Third Supplemental Indenture, dated as of June 26, 2018 (the “2005 Indenture”), which are incorporated herein by reference to Exhibit 4.4, Exhibit 4.5, Exhibit 4.6 and Exhibit 4.7 hereto, respectively.
The descriptions of the 2026 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated September 8, 2021, and filed on September 9, 2021, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated December 4, 2020, included in the Company’s Registration Statement on Form S-3 (File No. 333-251124), filed with the SEC on December 4, 2020, are incorporated herein by reference.
1.500% Notes due 2028
The 2028 Notes were issued under the 2005 Indenture.
The descriptions of the 2028 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated September 8, 2021, and filed on September 9, 2021, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated December 4, 2020, included in the Company’s Registration Statement on Form S-3 (File No. 333-251124), filed with the SEC on December 4, 2020, are incorporated herein by reference.
4.875% Notes due 2029
The 2029 Notes were issued under the 2005 Indenture.
The descriptions of the 2029 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated September 14, 2009, and filed on September 16, 2009, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated January 14, 2009, included in the Company’s Registration Statement on Form S-3 (File No. 333-156724), filed with the SEC on January 14, 2009, are incorporated herein by reference.
5.750% Notes due 2030
The 2030 Notes were issued under the Indenture, dated as of April 1, 1991, between the Company and Bank One Trust Company, NA, as successor in interest to the First National Bank of Chicago, as trustee, as amended by the First Supplemental Indenture, dated as of September 9, 1992, which are incorporated herein by reference to Exhibit 4.1 and Exhibit 4.2 hereto, respectively.

The descriptions of the 2030 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated December 5, 2000, and filed on December 6, 2000, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated August 5, 1999, included in the Company’s Registration Statement on Form S-3 (File No. 333-82909), declared effective by the SEC on August 5, 1999, are incorporated herein by reference.
1.800% Notes due 2031
The 2031 Notes were issued under the 2005 Indenture.
The descriptions of the 2031 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated September 8, 2021, and filed on September 9, 2021, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated December 4, 2020, included in the Company’s Registration Statement on Form S-3 (File No. 333-251124), filed with the SEC on December 4, 2020, are incorporated herein by reference.
5.625% Notes due 2034
The 2034 Notes were issued under the 2005 Indenture.
The descriptions of the 2034 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated March 20, 2009, and filed on March 24, 2009, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated January 14, 2009, included in the Company’s Registration Statement on Form S-3 (File No. 333-156724), filed with the SEC on January 14, 2009, are incorporated herein by reference.
5.250% Notes due 2035
The 2035 Notes were issued under the Indenture, dated as of December 11, 2002, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One Trust Company, NA, as trustee, which is incorporated herein by reference to Exhibit 4.3 hereto.
The descriptions of the 2035 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated September 22, 2004, and filed on September 24, 2004, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated December 27, 2002, included in the Company’s Registration Statement on Form S-3 (File No. 333-101847), filed with the SEC on December 13, 2002, are incorporated herein by reference.
4.875% Notes due 2039
The 2039 Notes were issued under the 2005 Indenture.
The descriptions of the 2039 Notes set forth under the heading “Description of the Notes” in the Prospectus Supplement, dated December 12, 2006, and filed on December 14, 2006, and under the heading “Description of the Debt Securities” in the accompanying Prospectus, dated December 21, 2005, included in the Company’s Registration Statement on Form S-3 (File No. 333-130569), filed with the SEC on December 21, 2005, are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
4.1
Indenture dated as of April 1, 1991, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One Trust Company, NA, as successor trustee to The First National Bank of Chicago, Trustee, is incorporated herein by reference to Exhibit 4(a) to Registration Statement on Form S-3 (File Number 33-51344) (P)

4.2
First Supplemental Indenture dated as of September 9, 1992, to the Indenture dated as of April 1, 1991, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One Trust Company, NA, as successor trustee to The First National Bank of Chicago, Trustee, is incorporated herein by reference to Exhibit 4(b) to Registration Statement on Form S-3 (File Number 33-51344) (P)

4.3
Indenture dated as of December 11, 2002, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One Trust Company, NA, is incorporated herein by reference to Exhibit 4.5 to Registration Statement on Form S-3 (File Number 333-101847)

4.4
Indenture dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association is incorporated herein by reference to Exhibit 4.5 to Registration Statement on Form S-3 (File Number 333-126512)

4.5
First Supplemental Indenture, dated December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4.6 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File Number 333-130569)

4.6
Second Supplemental Indenture, dated December 19, 2014, between the Company and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4.3 to Registration Statement on Form S-3 (File Number 333-201074)

4.7
Third Supplemental Indenture, dated June 26, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, is incorporated herein by reference to Exhibit 4(S) to Current Report on Form 8-K filed on June 26, 2018

4.8	Series Terms Certificate as to the 1.050% Notes Due 2026 of the Company is incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed on September 15, 2021

4.9	Series Terms Certificate as to the 1.500% Notes Due 2028 of the Company is incorporated herein by reference to Exhibit 4.2 to Current Report on Form 8-K filed on September 15, 2021

4.10	Series Terms Certificate as to the 4.875% Notes Due 2029 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on September 18, 2009

4.11	Series Terms Certificate as to the 1.800% Notes Due 2031 of the Company is incorporated herein by reference to Exhibit 4.3 to Current Report on Form 8-K filed on September 15, 2021

4.12	Series Terms Certificate as to the 5.625% Notes Due 2034 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on March 26, 2009

4.13	Series Terms Certificate as to the 5.25% Notes Due 2035 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on September 28, 2004

4.14	Series Terms Certificate as to the 4.875% Notes Due 2039 of the Company is incorporated herein by reference to Exhibit 4(a) to Current Report on Form 8-K filed on December 18, 2006

4.15	Form of Global Note representing the 1.050% Notes Due 2026 of the Company is incorporated herein by reference to Exhibit 4.6 to Current Report on Form 8-K filed on September 15, 2021

4.16	Form of Global Note representing the 1.500% Notes Due 2028 of the Company is incorporated herein by reference to Exhibit 4.7 to Current Report on Form 8-K filed on September 15, 2021

4.17	Form of Global Note representing the 4.875% Notes Due 2029 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on September 18, 2009

4.18	Form of Global Note representing the 5.750% Notes Due 2030 of the Company is incorporated herein by reference to Exhibit 4(d) to Current Report on Form 8-K filed on December 21, 2000

4.19	Form of Global Note representing the 1.800% Notes Due 2031 of the Company is incorporated herein by reference to Exhibit 4.8 to Current Report on Form 8-K filed on September 15, 2021

4.20	Form of Global Note representing the 5.625% Notes Due 2034 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on March 26, 2009

4.21	Form of Global Note representing the 5.250% Notes Due 2035 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on September 28, 2004

4.22	Form of Global Note representing the 4.875% Notes Due 2039 of the Company is incorporated herein by reference to Exhibit 4(b) to Current Report on Form 8-K filed on December 18, 2006

(P)	This Exhibit was originally filed in paper format. Accordingly, a hyperlink has not been provided.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: September 27, 2023

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance